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Exhibit 99(a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

         CEPHALON, INC.

For Tender of
2 1/2% Convertible Subordinated Notes Due December 2006
Pursuant to its Offer
Described in the Offer to Purchase dated June 10, 2005

  THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 5 P.M., NEW YORK CITY TIME, ON JULY 11, 2005, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:
U.S. Bank National Association

By Mail, Overnight Mail, Courier or Hand:
U.S. Bank National Association
West Side Flats Operations Center
60 Livingston Avenue
St. Paul, MN 55107
Attn: Specialized Finance
For Information: (800) 934-6802

By Facsimile:
(651) 495-8158
Attn: Specialized Finance
Confirm by Receipt of Facsimile Only: (651) 495-3511

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        You must use this form to accept the offer of Cephalon, Inc. (the "Company") made pursuant to the Offer to Purchase dated June 10, 2005 (as it may be amended or supplemented from time to time, the "Statement"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Statement, the "Offer"), if the certificates for your 2 1/2% Convertible Subordinated Notes due December 2006 (the "Notes") are not immediately available or cannot be delivered to U.S. Bank National Association, the depositary for the Offer (the "Depositary"), on or before the Expiration Date, or the procedure for book-entry transfer cannot be completed on or before the Expiration Date or if time will not permit all required documents to reach the Depositary on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Depositary as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender your Notes pursuant to the Offer, a Letter of Transmittal (or manually signed facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company's Automated Tender Offer Program ("ATOP") system, with any required signature guarantees and any other required documents (including an Agent's Message, or an express acknowledgment, confirming that you have received and agree to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you), must also be received by the Depositary on or prior to the Expiration Date. Capitalized terms used but not defined herein are defined in the Statement.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Statement and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the aggregate principal amount of Notes set forth below pursuant to the guaranteed delivery procedures described in the section entitled "Terms of the Offer—Procedure for Tendering Notes—Guaranteed Delivery" in the Statement. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Notes set forth in the Letter of Transmittal.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Certificate Numbers of Notes (if Available)	Principal Amount of Notes Tendered

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s):
(Please Type or Print)
Title:

Address:

Area Code and Telephone Number:

Date:

If Notes will be delivered by book-entry transfer, check the box below and provide the account number requested:

☐
The Depository Trust Company

Account Number:

        This Notice of Guaranteed Delivery must be signed by the holder(s) of Notes exactly as its (their) name(s) appear(s) on a security position listing as the owner of the Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:	Capacity:	Address(es):

        Do not send Notes with this form. Notes should be sent to the Depositary together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE
(Not To Be Used For Signature Guarantee)

        The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program or an "Eligible Guarantor Institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), the Notes, in proper form for transfer, or a book-entry confirmation of transfer of such Notes into the Depositary's account at The Depository Trust Company, including the Agent's Message instead of a Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, will be deposited by the undersigned with the Depositary.

        THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND THE NOTES TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE INSTEAD OF A LETTER OF TRANSMITTAL, TO THE DEPOSITARY WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

SIGN HERE

Name of Firm:

Authorized Signature:

Name and Title (please type or print):

Address:

Area Code and Telephone Number:

Date:

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  Exhibit 99(a)(1)(v)
NOTICE OF GUARANTEED DELIVERY